EXHIBIT 99.1
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[LOGO OF THE JOHN NUVEEN COMPANY]

FOR IMMEDIATE RELEASE
Attn. Business/Financial Editors

                                          MEDIA CONTACT:

                                          Christopher  Allen
                                          312-917-8331
                                          christopher.allen@nuveen.com
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                                          INVESTOR CONTACT:
                                          SUSAN FISHER
                                          312-917-7702
                                          susan.fisher@nuveen.com
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          NUVEEN INVESTMENTS TO EXPAND CAPABILITIES WITH ACQUISITION OF
                            SYMPHONY ASSET MANAGEMENT



CHICAGO, JUNE 18, 2001 - THE JOHN NUVEEN COMPANY (NYSE: JNC) today announced that it has entered into an agreement to acquire Symphony Asset Management, LLC, a leading institutional money manager based in San Francisco. Symphony manages over $4 billion in portfolios designed primarily to reduce risk through market-neutral and other strategies in several equity and fixed-income styles. Symphony currently is owned by BARRA, Inc. and by Symphony's management.

Commenting on the transaction, Tim Schwertfeger, Chairman and CEO of Nuveen, said, "We're excited to welcome an investment management team of the caliber and quality of Symphony into the Nuveen organization. Symphony's product innovation and client service capabilities complement Nuveen's strong position with high-end retail clients. Symphony has cultivated strong relationships with an outstanding group of institutional entities. Our first priority is to ensure continuity in the level of service to these clients." Schwertfeger added, "Alternative investments that reduce portfolio volatility are becoming increasingly important elements of well-designed portfolios for sophisticated investors. We see the potential to draw upon Symphony's expertise as we serve financial advisors working with affluent and high-net-worth individuals."


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"We are proud to be associated with Nuveen and its century-old heritage of providing high quality investments and services," said Jeffrey Skelton, Symphony's President and CEO. "We will benefit from the resources of Nuveen as we continue to focus on our institutional business, add new investment offerings and broaden our client service capabilities. Recognizing the importance of Symphony's management team and employees, Nuveen has structured the transaction in a way that ensures the long-term retention of all of our key people." Skelton added, "We're pleased that we will have an ongoing relationship with BARRA, which will continue to provide us with analytical tools and data services."


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                                     -MORE-

NUVEEN INVESTMENTS TO EXPAND CAPABILITIES WITH ACQUISITION OF SYMPHONY ASSET MANAGEMENT - PAGE 2


Nuveen will pay $210 million in cash for Symphony, with potential additional future payments based on Symphony's reaching specified performance and growth targets for its business. The transaction, which should be completed within the next 60 days, is expected to be accretive to Nuveen's earnings in the first 12 months.


Since 1997 Nuveen has significantly expanded its investment management expertise. A longtime leader in tax-free investing, Nuveen also leads the industry in the rapidly growing category of retail managed accounts, primarily in core growth equity portfolios, through its Rittenhouse consulting services team.

Nuveen Investments provides a distinctive array of industry-leading investment products and services that enable financial advisors to serve as pre-eminent resources for their affluent and high-net-worth clients. As part of its commitment to helping build wealth and legacies for generations, Nuveen offers customized separately managed accounts, mutual funds, exchange-traded funds and defined portfolios. Including defined portfolios, the company manages or oversees $71 billion in assets. The John Nuveen Company is listed on The New York Stock Exchange and trades under the symbol "JNC."

FORWARD-LOOKING STATEMENTS:

      This press release contains forward-looking statements. These forward-looking statements are found in various places throughout this press release and include, without limitation, statements regarding the businesses of The John Nuveen Company and Symphony Asset Management LLC, as well as the acquisition of Symphony by Nuveen and the expected timing and benefits of the acquisition. While these forward-looking statements represent our judgments and future expectations concerning the development of our business and the timing and benefits of the acquisition, a number of risks, uncertainties, and other important factors could cause actual developments and results to differ materially from our expectations. These factors include, but are not limited to, those set forth in Nuveen's 2000 Annual Report on Form 10-K, as well as risks regarding the inability to obtain or meet conditions required to complete the acquisition, the risk that anticipated synergies will not be obtained or will not be obtained within the anticipated time frame, and other key factors that Nuveen has indicated or will indicate in its past and future filings and


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reports with the United States Securities and Exchange Commission as having the potential to adversely affect its business and financial performance. Nuveen is not under any obligation to (an expressly disclaims any such obligations to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

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